Exhibit 99.1
BROWN-FORMAN
Brown-Forman Declares Increased Quarterly Cash Dividend
LOUISVILLE, Ky - (BUSINESS WIRE) — Nov. 15, 2007 — Brown-Forman (NYSE:BFB)(NYSE:BFA) announces today that its Board of Directors increased the quarterly cash dividend on Class A and Class B Common Stock 12.4% from $0.3025 cents to $0.34 cents per share. As a result, the indicated annual cash dividend will rise from $1.21 per share to $1.36 per share.
Stockholders of record on December 5, 2007 will receive the cash dividend on January 1, 2008.
Brown-Forman has paid regular quarterly cash dividends for 62 consecutive years.
CONTACT:
Brown-Forman
Phil Lynch
Vice President
Director Corporate Communications and Public Relations
502-774-7928
or
T.J. Graven
Vice President
Director Investor Relations
502-774-7442
SOURCE:
Brown-Forman